Exhibit 99.1

Press Release

Investor Contact: Kira Vanderwert

Head of Investor Relations

and Corporate Development

813.421.7694

investorrelations@ditech.com

FOR IMMEDIATE RELEASE

DITECH HOLDING CORPORATION ANNOUNCES LISTING OF WARRANTS ON NYSE

FORT WASHINGTON, PA., July 2, 2018 – Ditech Holding Corporation (“Ditech Holding” or the “Company”) (NYSE: DHCP) today announced that the Company received approval to list its outstanding Series A Warrants and Series B Warrants with the CUSIP numbers 25501G 113 and 25501G 121, respectively, on the New York Stock Exchange (“NYSE”). The Series A Warrants will have the ticker symbol “DHCP WS A” and the Series B Warrants will have the ticker symbol “DHCP WS B”, with trading on the NYSE expected to commence on July 3, 2018. Additional information regarding the Company’s Series A Warrants and Series B Warrants, including the material terms thereof, is available in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

About Ditech Holding Corporation

Ditech Holding is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 3,700 employees and services a diverse loan portfolio. For more information about Ditech Holding, please visit the Company’s website at www.ditechholding.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements.

1100 Virginia Drive, Suite 100A, Fort Washington, PA 19034

844.714.8603    •    wwwditechholding.com

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any initiatives or plans announced by the Company. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kira Vanderwert

Head of Investor Relations and Corporate Development

813.421.7694

investorrelations@ditech.com

-Page 2-